Exhibit 10.1

VERITAS FARMS, INC.

2023 EQUITY INCENTIVE PLAN

1. PURPOSE

The purpose of the 2023 Equity Incentive Plan (“Plan”) of Veritas Farms, Inc. (“Company”) is to provide a means through which the Company and its Subsidiaries (as defined herein) may attract able persons to enter into and remain in the employ of the Company and its Subsidiaries, and serve on the Company’s Board (as defined herein), and to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these key persons.

A further purpose of the Plan is to provide such key persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units, or any combination of the foregoing.

2. DEFINITIONS

The following definitions shall be applicable throughout the Plan.

“Affiliate” means any affiliate of the Company within the meaning of 17 CFR Section 230.405.

“Appreciation Date” means the date designated by a Holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him/her, which date shall be the date the notice of such designation is received by the Committee, or its designee.

“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award or Performance Share Unit Award.

“Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

“Board” means the Board of Directors of the Company.

“Cashless Exercise” means a program approved by the Committee in which payment of the Option Price or tax withholding obligations or other required deductions may be satisfied, in whole or in part, with Shares subject to the Option, including by means of a “net exercise” procedure approved by the Committee or if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker (approved by the Company) to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Option Price.

“Cause” means the Company or a Subsidiary having cause to terminate a Participant’s employment under any existing employment agreement between the Participant and the Company, or a Subsidiary or, in the absence of such an employment agreement, or if the Participant is a member of the Board, upon (i) the determination by the Committee that the Participant has ceased to perform his/her duties to the Company, or a Subsidiary or an Affiliate (other than as a result of his/her incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his/her duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company, or a Subsidiary or an Affiliate, or (iii) the Participant having been convicted of a felony.

“Change in Control” shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if:

(i) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 50% or more of the Company’s outstanding voting securities;

(ii) within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this sub-section (ii), and (B) was not designated by a Person who has entered into an agreement with the Company to effect a transaction described in sub-section (iii) below; or

(iii) the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such company or other entity immediately after such transaction is held in the aggregate by holders of the Company’s Common Stock immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

“Company” means Veritas Farms, Inc.

“Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

“Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, as determined by the Committee based upon medical evidence acceptable to it.

“Eligible Employee” means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis, and any independent contractor of the Company or a Subsidiary, who satisfies all of the requirements of Section 6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on a given date means the last reported closing sale price for the Stock on the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, on the most recent trading date that immediately precedes the date of the determination; provided, however, that any Awards exercised after the close of trading on any given date shall be deemed to be exercised on the next following trading date for purposes of determining Fair Market Value. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the Fair Market Value shall be the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

“Holder” means a Participant who has been granted an Option, a Stock Application Right, a Restricted Stock Award, Phantom Stock Unit Award or a Performance Share Unit Award.

“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

“Independent” means a person who is independent as defined in the listing standards of The NASDAQ Stock Market, Inc.

“Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

“Normal Termination” means termination:

i.	With respect to the Company or a Subsidiary, at retirement (excluding early retirement) pursuant to the Company retirement plan then in effect or, if the Company has no such plan, at retirement upon or after the attainment of age 65;

ii.	With respect to an Affiliate, at retirement (excluding early retirement) pursuant to the retirement plan of such Affiliate then in effect or, if the Affiliate has no such plan, at retirement upon or after the attainment of age 65;

iii.	On account of Disability;

iv.	With the written approval of the Committee; or

v.	By the Company, a Subsidiary or Affiliate without Cause.

“Option” means an Award granted under Section 7 of the Plan.

“Option Period” means the period described in Section 7(c).

“Participant” means an Eligible Employee or member of the Board who has been selected to participate in the Plan and to receive an Award pursuant to Section 6.

“Performance Goals” means the performance objectives of the Company during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

“Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

“Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan, or credited with respect to Awards of Performance Share Units which have been deferred under Section 9.

“Plan” means the Veritas Farms, Inc. 2023 Equity Incentive Plan.

“Restricted Period” means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in Section 10.

“Restricted Stock” means shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in Section 10 and any new, additional or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to Section 12.

“Restricted Stock Award” means an Award granted under Section 10 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

“Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

“Valuation Date” means the last day of an Award Period or the date of death of a Participant, as applicable.

3. EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

Subject to the approval of this Plan by the stockholders of the Company at a duly convened meeting of stockholders, or by a written consent of stockholders effective under applicable state law, the Plan shall become effective on March 31, 2023 (“Effective Date”), and no further Awards may be made after the expiration of 10 years therefrom.

The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

4. ADMINISTRATION

The Committee shall administer the Plan. Each member of the Committee shall, at the time he/she takes any action with respect to an Award under the Plan, be Independent. A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts unanimously approved in writing by the Committee shall be deemed the acts of the Committee.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

a.	Select the Eligible Employees and members of the Board to participate in the Plan;

b.	Determine the nature and extent of the Awards to be made to each Participant;

c.	Determine the time or times when Awards will be made;

d.	Determine the duration of each Award Period;

e.	Determine the conditions to which the payment of Awards may be subject;

f.	Establish Performance Goals for each Award Period;

g.	Prescribe the form or forms evidencing Awards;

h.	Establish restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Committee, and

i.	Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units and shares of Restricted Stock awarded by the Committee to each Participant, the expiration date, the Award Period, the duration of any applicable Restricted Period, and any other conditions to the Award.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board. Notwithstanding the foregoing, in lieu of a Committee as described above, the Board of Directors of the Company may administer the Plan until such time as it is practicable and feasible to appoint a Committee.

5. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS, PHANTOM STOCK AWARDS AND PERFORMANCE SHARE UNITS; SHARES SUBJECT TO THE PLAN

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units and/or Performance Share Units to one or more Participants, subject to the approval of the Board; provided, however, that:

a.	Subject to Section 12, the initial authorized aggregate number of shares of Stock available for issuance under the Plan is 40,000,000. The number of shares of Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, by an amount equal to ten percent (10%) of the total number of shares of Stock authorized under the Plan;

b.	Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock, Phantom Stock Unit or Performance Share Unit, shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan to the fullest extent permitted by Rule 16b-3 under the Exchange Act (if applicable at the time);

c.	Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase at prices no higher than the Fair Market Value at the time of purchase; and

d.	No individual may receive Options or SARs representing more than 5,000,000 shares of Stock in any one year.

6. ELIGIBILITY

Participants shall be employees, independent contractors, and members of the Board of the Company and its Subsidiaries who have received written notification from the Committee or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. STOCK OPTIONS

One or more Incentive Stock Options or Nonqualified Stock Options can be granted to any Participant; provided, however, that Incentive Stock Options may be granted only to employees of the Company or a Subsidiary. Each Option so granted shall be subject to the following conditions.

a.	OPTION PRICE. The Option price (“Option Price”) per share of Stock shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, the par value per share of Stock.

b.	MANNER OF EXERCISE AND FORM OF PAYMENT. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised, or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by a Cashless Exercise.

c.	OTHER TERMS AND CONDITIONS. If the Holder has not died or been terminated, the Option shall become exercisable in such manner and within such period or periods (“Option Period”), not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement to be entered into in connection therewith.

i.	Each Option shall lapse in the following situations:

-Ten years after it is granted, except as otherwise provided by the Committee for a lesser period;

-Three months after Normal Termination, except as otherwise provided by the Committee; or

-Any earlier time set forth in the Stock Option Agreement.

ii.	If the Holder is terminated otherwise than by Normal Termination or death, the Option shall lapse at the time of termination.

iii.	If the Holder dies within the Option Period or within 3 months after Normal Termination (or such other period as may have been established by the Committee), the Option shall lapse unless it is exercised within the Option Period and in no event later than twelve (12) months after the date of Holder’s death by the Holder’s legal representative or representatives or by the person or persons entitled to do so under the Holder’s last will and testament or, if the Holder shall fail to make testamentary disposition of such Option or shall die intestate, by the person entitled to receive said Option under the applicable laws of descent and distribution.

d.	STOCK OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a “Stock Option Agreement” between the Company and the Holder of the Option in the form attached hereto and containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions:

i.	Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Stock Option Agreement.

ii.	Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option lapses.

iii.	Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by him/her.

iv.	Each Option shall become exercisable by the Holder in accordance with the vesting schedule established by the Committee for the Award.

v.	Each Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

e.	GRANTS TO 10% HOLDERS OF COMPANY VOTING STOCK. Notwithstanding Section 7(a), if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of the Company and its Subsidiaries, the period specified in the Stock Option Agreement for which the Option thereunder is granted and at the end of which such Option shall expire shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

f.	LIMITATION. To the extent the aggregate Fair Market Value (as determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

g.	VOLUNTARY SURRENDER. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at the Option Price, during the exercise period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, exercise period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

h.	ORDER OF EXERCISE. Options granted under the Plan may be exercised in any order, regardless of the Date of Grant or the existence of any other outstanding Option.

i.	NOTICE OF DISPOSITION. Participants shall give prompt notice to the Company of any disposition of Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after the Date of Grant of such Option and/or one year after the receipt of such Stock by the Holder.

8. STOCK APPRECIATION RIGHTS

Any Option granted under the Plan may include a SAR, either at the time of grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Option. The Committee may also award to Participants SARs independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

a.	VESTING. A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established for the Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee. Notwithstanding the above, a SAR shall not be exercisable by a person subject to Section 16(b) of the Exchange Act for at least six months following the date of grant.

b.	FAILURE TO EXERCISE. If on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR period established by the Committee), the Fair Market Value of the Stock exceeds the Option Price, the Holder has not exercised the Option or SAR, and neither the Option nor the SAR has lapsed, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

c.	PAYMENT. The amount of additional compensation which may be received pursuant to the award of one SAR is the excess, if any, of the Fair Market Value of one share of Stock on the Appreciation Date over the Option Price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of a SAR granted independent of an Option. With respect to SARs exercised, the Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

d.	DESIGNATION OF APPRECIATION DATE. A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable “window periods” required by Rule 16b-3 under the Exchange Act.

e.	EXPIRATION. Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten years after the date on which the SAR was awarded.

9. PERFORMANCE SHARES

a.	AWARD GRANTS. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods of not less than three years nor more than five years. At the beginning of each Award Period, the Committee will establish in writing Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating to the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee may adjust Performance Goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

b.	DETERMINATION OF AWARD. At the completion of a Performance Share program, or at other times as specified by the Committee, the Committee shall calculate the amount earned with respect to each Participant’s award by multiplying the Fair Market Value on the Valuation Date by the number of Performance Share Units granted to the Participant and multiplying the amount so determined by a performance factor representing the degree of attainment of the Performance Goals.

c.	PARTIAL AWARDS. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

d.	PAYMENT OF NON-DEFERRED AWARDS. The amount earned with respect to an Award shall be payable 100% in shares of Stock based on the Fair Market Value on the Valuation Date; provided, however, that, at its discretion, the Committee may vary such form of payment as to any Participant upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value on the seventh business day prior to payment. Except as provided in subparagraph 9(e), payments of Awards shall be made as soon as practicable after the completion of an Award Period.

e.	DEFERRAL OF PAYMENT. A Participant may file a written election with the Committee to defer the payment of any amount otherwise payable pursuant to subparagraph 9(d) on account of an Award to a period commencing at such future date as specified in the election. Such election must be filed with the Committee no later than the last day of the month which is two-thirds of the way through the Award Period during which the Award is earned, unless the Committee specifies an earlier filing date.

f.	SEPARATE ACCOUNTS. At the conclusion of each Award Period, the Committee shall cause a separate account to be maintained in the name of each Participant with respect to whom all or a portion of an Award of Performance Share Units earned under the Plan has been deferred. All amounts credited to such account shall be fully vested at all times.

g.	ELECTION OF FORM OF INVESTMENT. Within 60 days from the end of each Award Period, and at such time or times, if any, as the Committee may permit, a Participant may file a written election with the Committee of the percentage of the deferred portion of any Award of Performance Share Units which is to be expressed in the form of dollars and credited with interest, the percentage of such Award which is to be expressed in the form of Phantom Stock Units and the percentage of such Award which is to be deemed invested in any other hypothetical investment equivalent from time to time made available under the Plan by the Committee. In the event a Participant fails to file an election within the time prescribed, one hundred percent (100%) of the deferred portion of such Participant’s Award shall be expressed in the form of Phantom Stock Units.

h.	INTEREST PORTION. The amount of interest credited with respect to the portion of an Award credited to the Participant’s account which is deferred and credited with interest (the “Interest Portion”) shall be equal to the amount such portion would have earned had it been credited with interest from the last day of the Award Period with respect to which the Award was made until the seventh business day preceding the date as of which payment is made, compounded annually, at the Company’s rate of return on stockholders’ equity for each fiscal year that payment is deferred, or at such other rate as the Committee may from time to time determine. The Committee may, in its sole discretion, credit interest on amounts payable prior to the date on which the Company’s rate of return on stockholders’ equity becomes ascertainable at the rate applicable to deferred amounts during the year immediately preceding the year of payment.

i.	PHANTOM STOCK UNIT PORTION. With respect to the portion of an Award credited to the Participant’s account which is deferred and expressed in the form of Phantom Stock Units (the “Phantom Stock Unit Portion”), the number of Phantom Stock Units so credited shall be equal to the result of dividing (i) the Phantom Stock Unit Portion by (ii) the Fair Market Value on the date the Award Period ended.

j.	DIVIDEND EQUIVALENTS. Within thirty (30) days from the payment of a dividend by the Company on its Stock, the Phantom Stock Unit Portion of each Participant’s account shall be credited with additional Phantom Stock Units the number of which shall be determined by (i) multiplying the dividend per share paid on the Company’s Stock by the number of Phantom Stock Units credited to his/her account at the time such dividend was declared, then (ii) dividing such amount by the Fair Market Value on the payment date for such dividend.

k.	PAYMENT OF DEFERRED AWARDS. Payment with respect to amounts credited to the account of a Participant shall be made in a series of annual installments over a period of ten (10) years, or such other period as the Committee may direct, or as the Committee may allow the Participant to elect, in either case at the time of the original deferral election. Except as otherwise provided by the Committee, each installment shall be withdrawn proportionately from the Interest Portion and from the Phantom Stock Unit Portion of a Participant’s account based on the percentage of the Participant’s account which he/she originally elected to be credited with interest and with Phantom Stock Units, or, if a later election has been permitted by the Committee and is then in effect, based on the percentage specified in such later election. Payments shall commence on the date specified by the Participant in his/her deferral election, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or commence on an earlier date, or any or all of the above. If a Participant dies prior to the date on which payment with respect to all amounts credited to his/her account shall have been completed, payment with respect to such amounts shall be made to the Participant’s beneficiary in a series of annual installments over a period of five (5) years, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or both. To the extent practicable, each installment payable hereunder shall approximate that part of the amount then credited to the Participant’s or beneficiary’s account which, if multiplied by the number of installments remaining to be paid would be equal to the entire amount then credited to the Participant’s account.

l.	COMPOSITION OF PAYMENT. The Committee shall cause all payments with respect to deferred Awards to be made in a manner such that not more than one-half of the value of each installment shall consist of Stock. To that end, payment with respect to the Interest Portion and the Phantom Stock Unit Portion of a Participant’s account shall be paid in cash and Stock as the Committee shall determine in its sole discretion. The determination of any amount to be paid in cash for Phantom Stock Units shall be made by multiplying (i) the Fair Market Value of one share of Stock on the seventh business day prior to the date as of which payment is made, by (ii) the number of Phantom Stock Units for which payment is being made. The determination of the number of shares of Stock, if any, to be distributed with respect to the Interest Portion of a Participant’s account shall be made by dividing (i) one-half of the value of such portion on the seventh business day prior to the date as of which payment is made, by (ii) the Fair Market Value of one share of Stock on such date. Fractional shares shall be paid in cash.

m.	ALTERNATIVE INVESTMENT EQUIVALENTS. If the Committee shall have permitted Participants to elect to have deferred Awards of Performance Share Units invested in one or more hypothetical investment equivalents other than interest or Phantom Stock Units, such deferred Awards shall be credited with hypothetical investment earnings at such rate, manner and time as the Committee shall determine. At the end of the deferral period, payment shall be made in respect of such hypothetical investment equivalents in such manner and at such time as the Committee shall determine.

n.	ADJUSTMENT OF PERFORMANCE GOALS. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Award Period in (i) applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (ii) tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards.

10. RESTRICTED STOCK AWARDS AND PHANTOM STOCK UNITS

a.	AWARD OF RESTRICTED STOCK AND PHANTOM STOCK UNITS.

i.	The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

ii.	The Holder of a Restricted Stock Award shall execute and deliver to the Company an agreement between the Company and the Holder with respect to Restricted Stock and escrow thereof in the form attached hereto and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute the agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder’s account in escrow, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee, and released to the Holder upon the expiration of the Restricted Period with respect to the shares of Stock the subject of the dividend. Cash or stock dividends so withheld by the Committee shall also be subject to forfeiture pursuant to Section 10(d) of this Plan.

iii.	In the case of a Restricted Stock Award, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and deposited together with the stock powers in escrow with the Secretary of the Company. The Secretary of the Company will issue to the Holder a receipt evidencing any stock certificate held in escrow and registered in the name of the Holder.

iv.	In the case of a Phantom Stock Units Award, no shares of Common Stock shall be issued at the time the Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). Dividend Equivalents credited to Holder’s account shall be subject to forfeiture and may bear interest at a rate and subject to such terms as determined by the Committee.

b.	RESTRICTIONS.

i.	Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the grant; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and, to the extent such shares are forfeited, the stock certificates shall be canceled by the Company, and all rights of the Holder to such shares and as a stockholder shall terminate without further obligation on the part of the Company.

ii.	Phantom Stock Units awarded to any Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the units shall be subject to forfeiture to the extent provided in subparagraph (d), and to the extent such units are forfeited, all rights of the Holder to such units shall terminate without further obligation on the part of the Company and (2) any other restrictions which the Committee may determine in advance are necessary or appropriate.

iii.	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

c.	RESTRICTED PERIOD. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in the agreement evidencing such Award.

d.	FORFEITURE PROVISIONS. In the event a Holder’s employment terminates or service as a member of the Board terminates during a Restricted Period, that portion of the Award with respect to which restrictions have not expired (“Non-Vested Portion”) shall be treated as follows.

i.	Resignation or discharge for Cause:

-The Non-Vested Portion of the Award shall be completely forfeited.

ii.	Normal Termination:

-The Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and shall be received as soon as practicable following termination.

iii.	Death:

-The Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and delivered to the Participant’s beneficiary as soon as practicable following death.

e.	DELIVERY OF RESTRICTED STOCK AND SETTLEMENT OF PHANTOM STOCK UNITS. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, a stock certificate evidencing the shares of Restricted Stock, and dividend if any described in Section 10(a)(ii), which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his/her beneficiary, free of all restrictions under the Plan. Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder or his/her beneficiary without any charge one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“vested unit”) and cash equal to any Dividend Equivalents credited with respect to each such vested unit and the interest thereon, if any; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for vested units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such vested unit.

f.	SEC RESTRICTIONS. Unless the shares of Stock have been registered with the Securities and Exchange Commission (“SEC”), each certificate representing Restricted Stock awarded under the Plan shall bear the following legend:

“These shares of Common Stock have not been registered under the Securities Act of 1933, as amended (“Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the act and any applicable state securities laws is available.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legend securities except in compliance with the Securities Act.

11. GENERAL

a.	ADDITIONAL PROVISIONS OF AN AWARD. The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

b.	PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Options or Restricted Stock Awards, Performance Share Unit Awards or Phantom Stock Unit Awards hereunder until such shares have been issued to that person upon exercise of an Option according to its terms or upon sale or grant of those shares in accordance with a Restricted Stock Award, Performance Share Unit Award or Phantom Stock Unit Award.

c.	GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

d.	TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards, to the extent paid in cash, all federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner at least six months prior to the date such tax obligation is determined.

e.	CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or a Subsidiary.

f.	DESIGNATION AND CHANGE OF BENEFICIARY. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Performance Share Units, Phantom Share Units or Restricted Stock, if any, due under the Plan upon his/her death. A Participant may, from time to time, revoke or change his/her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

g.	PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his/her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his/her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his/her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

h.	NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, director or professional advisor of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

i.	GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the principles of conflicts of law thereof.

j.	FUNDING. Except as provided under Section 10, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

k.	NONTRANSFERABILITY. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

l.	RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself/herself.

m.	RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided.

n.	EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

o.	PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

p.	TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

12. CHANGES IN CAPITAL STRUCTURE

Options, SARs, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards, and any agreements evidencing such Awards, and Performance Goals, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company, or of any other corporation whose performance is relevant to the attainment of Performance Goals hereunder, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section 12 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. EFFECT OF CHANGE IN CONTROL

a.	Unless the Board shall determine otherwise, in the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options, SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of the Phantom Stock Units or shares of Restricted Stock subject to Restrictions; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 7(f) to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation.

b.	Unless the Board shall determine otherwise, in the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall, (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards to be settled in full as soon as possible.

c.	The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

14. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15. AMENDMENTS AND TERMINATION

This Plan shall terminate 10 years after the Effective Date, unless earlier terminated by the Board of Directors; provided, however, that no such termination shall affect the validity of Options granted hereunder in accordance with the terms of this Plan, which Options expire after such termination date. With the express written consent of an individual Participant, the Board may cancel or reduce or otherwise alter the outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however, that without further stockholder approval the Board shall not:

a.	Increase the maximum number of shares of Stock which may be issued on exercise of Options, SARs, or pursuant to Restricted Stock Awards, Phantom Stock Unit Awards, or Performance Share Unit Awards, except as provided in Section 12;

b.	Change the maximum Option Price;

c.	Extend the maximum Option term;

d.	Extend the termination date of the Plan; or

e.	Change the class of persons eligible to receive Awards under the Plan.

As adopted by the Board of Directors, and approved by the stockholders, of Veritas Farms, Inc. as of March 31, 2023.

FORM OF

VERITAS FARMS, INC.

2023 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Veritas Farms, Inc. (the “Company”), desiring to afford an opportunity to the Grantee named below to purchase certain shares of common stock of the Company, and to provide the Grantee with an added incentive as an employee, director or consultant of the Company, hereby grants to Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares optioned as specified below, during the term ending at midnight (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions (“Agreement”):

1. Identifying Provisions: As used in this Option, the following terms shall have the following respective meanings.

(a) Grantee: ________________

(b) Date of grant: ________________

(c) Number of shares optioned: __________

(d) Option exercise price per share: _______

(e) Expiration Date: __________________

(f) Type of Option: ___________[Incentive Stock Option or Nonqualified Stock Option]

2. Timing of Purchases: The Option vests and is exercisable as follows:

(a) First Installment: _______ options vesting on ________;

(b) Second Installment if any: _________options vesting on ________;

(c) Third Installment if any: _________options vesting on _______.

3. Restrictions on Exercise: The following additional provisions shall apply to the exercise of this Option:

(a) Termination of Employment or Services. If the Grantee’s employment or services with the Company or any of its subsidiaries is terminated for Normal Termination only that portion of this Option exercisable at the time of such termination of employment or services may thereafter be exercised, and it may not be exercised more than three (3) months after such termination nor after the expiration date of this Option, whichever date is sooner, unless such termination is by reason of the Grantee’s Disability, in which case such period of three (3) months shall be extended to twelve (12) months. In all other respects (other than death), this Option shall terminate upon such termination of employment or service with the Company or any of its subsidiaries.

(b) Death of Grantee. If the Grantee shall die during the term of this Option, the Grantee’s legal representative or representatives, or the person or persons entitled to do so under the Grantee’s last will and testament or under applicable intestate laws, shall have the right to exercise this Option, but only for the number of shares as to which the Grantee was entitled to exercise this Option in accordance with Section 2 hereof on the date of his/her death, and such right shall expire and this Option shall terminate twelve (12) months after the date of the Grantee’s death or on the expiration date of this Option, whichever date is sooner. In all other respects, this Option shall terminate upon such death.

4. Non-Transferable. The Grantee may not transfer his/her Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee’s lifetime only by the Grantee or his/her guardian or legal representative.

5. Adjustments and Corporate Reorganization. Subject to the provisions of the Plan under which this Option is granted, if the outstanding shares of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Options, but with a corresponding adjustment. Such adjustments shall be made by or under authority of the Company’s Board of Directors whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for cash or property or securities not of the Company’s issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of stock of the Company representing more than fifty percent (50%) of the voting power of the stock of the Company then outstanding by, another corporation or person, this Option shall terminate, unless provision be made in writing in connection with such transaction for the assumption of options theretofore granted under the Plan under which this Option was granted, or the substitution for such options of any options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Option shall continue in the manner and under the terms so provided. If this Option shall terminate pursuant to the foregoing sentence, the Grantee shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of this Option, including the portions thereof which would, but for this Section entitled “Adjustments and Corporate Reorganization,” not yet be exercisable.

6. Exercise, Payment For and Delivery of Stock: This Option may be exercised by the Grantee or other person then entitled to exercise it by giving written notice of exercise to the Company specifying the number of shares to be purchased and the total Option Price, accompanied by a check to the order of the Company in payment of such price or other form of payment provided for in the Plan, including, without limitation, “cashless” exercise. If the Company is required to withhold an amount of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check to the order of the Company in payment of the amount of such withholding.

7. Rights in Shares Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

8. Requirements of Law. By accepting this Option, the Grantee represents and agrees for himself/herself and his/her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act is in effect as to shares purchased upon any exercise of this Option, (i) any and all shares so purchased shall be acquired for his/her personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his/her personal account and not with view to or for sale in connection with any distribution.

No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

9. Disposition of Exercised Shares. In the event the Grantee exercises his/her option to purchase shares, any subsequent disposition of those shares by the Grantee on an exchange or quotation system on which the Company’s shares are being traded shall be done in an orderly manner and not in a manner that would adversely affect the share price.

10. Incentive Stock Option Plan. This Option is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Company’s 2023 Equity Incentive Plan (“Plan”) under which this Option was granted, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his/her consent, of this Option or any of his/her rights hereunder. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan. Pursuant to said Plan, the Board of Directors of the Company or its Committee established for such purposes is vested with final authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company’s principal office.

11. Notices. All notices, requests and demands to or upon the respective party hereto to be effective shall be in writing, by personal delivery, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested. Notices to the Company shall be deemed to have been duly given or made upon actual receipt by the Company. Any notice to be given to the Company shall be addressed to the Company in care of its Chief Financial Officer at its principal office, and any notice to be given to the Grantee shall be addressed to Grantee at the address given beneath Grantee’s signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company.

12. Laws Applicable to Construction. This Agreement has been executed and delivered by the Company in the State of Florida, and this Agreement shall be construed and enforced in accordance with the laws of said State.

13. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company or any of its subsidiaries, to terminate Grantee’s service, for any reason, with or without cause.

IN WITNESS WHEREOF, the Company has granted this Option on ______________.

Veritas Farms, Inc.

By:

ACCEPTED:

Grantee:

Address of Grantee:

FORM OF

VERITAS FARMS, INC.

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is made and entered into effective as of the ___ day of __________, 20__ (the “Award Date”), by and between VERITAS FARMS, INC., a Nevada corporation (the “Company”), and _____________(the “Grantee”). In consideration of the agreements set forth below, the Company and Grantee agree as follows:

1. Award. An award of_____________________ shares of the Company’s common stock (the “Restricted Stock”) is hereby made to the Grantee, subject to the terms and conditions of this Agreement and to the provisions of the Veritas Farms, Inc. 2023 Equity Incentive Plan (the “Plan”), the terms of which are incorporated by reference herein. Capitalized terms used in this Agreement which are not defined shall have the meanings ascribed to them in the Plan.

2. Transfer Restrictions. The Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of in any manner at any time while the Restricted Stock remains subject to the Forfeiture Restrictions (as defined herein). Notwithstanding the foregoing, the Restricted Stock may be transferred by will or by the laws of descent and distribution following the Grantee’s death pursuant to the terms of the Plan.

3. Lapse of Restrictions. ________(___) of the number of shares of Restricted Stock issued hereunder, rounded down to the nearest whole share, shall vest and the restrictions with respect to such Restricted Stock shall lapse on each of the first ______ (_) anniversaries of the Award Date.

4. Forfeiture Restrictions. Should the Grantee cease continuous service for any reason prior to the lapse of restrictions with respect to any portion of the Restricted Stock granted hereunder, such portion of the Restricted Stock held by the Grantee shall be subject to forfeiture pursuant to Section 10(d) of the Plan. The Restricted Stock shall be forfeited to the Company, without any consideration due or payable to Grantee, and Grantee shall cease to have any further right, title or interest in the forfeited Restricted Stock. This provision is referred to in this Agreement as the “Forfeiture Restrictions.”

6. Stock Certificates. The Company shall issue a certificate in the Grantee’s name evidencing the Restricted Stock awarded hereunder. The certificate shall bear a restrictive legend evidencing the Forfeiture Restrictions and the transfer restrictions set forth in Section 2 above. The Company shall cause such certificate to be delivered upon issuance to the Secretary of the Company as a depository for safekeeping until forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of this Agreement. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate without such restrictive legend to be issued in the name of the Grantee for the shares as to which the Forfeiture Restrictions have lapsed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Restricted Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares.

7. Rights as Stockholder. Grantee shall be entitled to all of the rights of a stockholder with respect to the Restricted Stock as set forth in the Plan, including the right to vote such shares and to receive dividends and other distributions payable with respect to such Restricted Stock on and after the Award Date.

8. Election to Recognize Gross Income in the Year of Grant. Pursuant to Section 83(b) of the Code, Grantee may elect within thirty (30) days after the Award Date to include in gross income for U.S. federal income tax purposes an amount equal to the Fair Market Value (as such term is defined in the Plan) of the Restricted Stock on such Award Date. If such a valid and timely election is made, Grantee shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any U.S. federal, state or local taxes required to be withheld with respect to such shares as a result of such election. The Company shall provide Grantee with an appropriate Section 83(b) election form upon the Grantee’s request.

9. Tax Withholding. In the absence of a valid and timely Code Section 83(b) election under Section 8 above, Grantee shall make appropriate arrangements with the Company for satisfaction of any U.S. federal, state or local income tax or foreign tax withholding requirements applicable to the lapsing of the Forfeiture Restrictions.

10. Tax Gross-Up Payment. Following the Lapse of Restrictions and subject to any withholding of any taxes which may be due with respect to the grant of Restricted Stock, the Company shall pay Grantee a cash payment for any U.S. federal, state or local income tax or foreign tax withholding applicable to the lapsing of the Forfeiture Restrictions.

11. Designation of Beneficiary. Grantee may designate a beneficiary or beneficiaries to receive the distribution of the Restricted Stock in the event of the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary with the Committee on a form prescribed by it; provided, that no such designation shall be effective unless received prior to the death of the Grantee.

12. Status of Restricted Stock. Grantee agrees that Grantee will not sell or otherwise dispose of the Restricted Stock in any manner which would constitute a violation of any applicable federal or state securities laws. The Restricted Stock has been issued without registration under the Securities Act and without registration under any state securities laws. Grantee agrees that Grantee will not sell or otherwise transfer the Restricted Stock unless the Restricted Stock is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Grantee consents to the placement of the following legend upon the certificate representing the Restricted Stock:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED FOR RESALE OF THESE SECURITIES.

14. Committee Decisions Conclusive. All decisions of the Committee relating to questions arising under the Plan or under this Agreement shall be conclusive and binding on Grantee.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee.

16. Successors. “Grantee” as used herein shall include Grantee’s executor, administrator, or other legal representative or the person or persons to whom Grantee’s rights under this Restricted Stock Award Agreement pass by will or by the applicable laws of descent and distribution.

17. Amendments. This Agreement may not be amended, modified or terminated except by a writing signed by the Company and Grantee.

18. Governing Law. This Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the Company has caused this Award to be made and Agreement to be executed by its duly authorized officer as of the date first above written.

Veritas Farms, Inc.

By:

ACCEPTED:

Grantee:

Address of Grantee: